DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2025

Domtar Corporation

Domtar Industries LLC

Domtar Funding Limited Liability Company

E.B. Eddy Paper, Inc.

Ariva Distribution Inc.

Domtar A.W. LLC

Domtar Wisconsin Dam Corp.

Domtar Europe Sprl

Domtar AI Inc.

EAM Corporation

Palmetto Enterprises LLC

Domtar Paper Company, LLC

Domtar Delaware Holdings, LLC

West Carrollton Paper LLC

New Receiptco Opco LLC

Iconex Holdco Inc.

Iconex Minority Shareholder LLC

Interactive Printing Solutions Mexico I, S.A. (held 0.02% by Iconex Minority Shareholder LLC and 99.98% by Iconex Holdco Inc.)

Domtar Delaware Holdings Inc.

Domtar Luxembourg Investments Sarl

Domtar Inc.

13536637 Canada Inc.

Domtar Pulp and Paper General Partnership (held 0.001% by 13536637 Canada Inc. and 99.999% by DInc)

Domtar Asia Limited

Domtar Hong Kong Limited (held 34% by DInc. and 66% by DPC, LLC)

468327 B.C. Ltd.

0606890 B.C. Ltd.

British Columbia Forest Products Limited

Catalyst Pulp and Paper Sales Inc.

Crofton Pulp and Paper Limited

Echelon Paper Corporation

Elk Falls Pulp and Paper Limited

Export Sales Co. Ltd.

NSC Holdings (Philippines) Inc.

Pacifica Poplars Ltd.

Catalyst Pulp Sales Inc.

Catalyst Paper General Partnership (held 0.01% by 13536637 Canada Inc. and 99.99% by DInc)

Catalyst Paper Holdings Inc.

Catalyst Paper (Snowflake) Inc.

Catalyst Paper (USA) Inc.

Pacifica Papers U.S. Inc.

Pacifica Poplars Inc.

Pacifica Papers Sales Inc.

Domtar Renaissance, LLC

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2025

Resolute Forest Products Inc.

Donohue Corp.

Resolute US Lumber Inc.

Resolute El Dorado Inc.

Resolute Navcor LLC

Resolute Cross City LLC

Resolute Cross City Timber Management LLC

Resolute Caddo River LLC

Resolute Cross City Real Estate Holdings LLC

Resolute Glenwood LLC

Fibrek U.S. Inc.

Fibrek Recycling U.S. Inc.

GLPC Residual Management, LLC

AbiBow Recycling LLC

Abitibi Consolidated Sales LLC

Resolute FP Augusta LLC

Resolute Growth US LLC

Resolute FP Florida Inc.

Atlas Tissue Holdings, Inc.

Atlas Paper Mills, LLC

Atlas Paper Management, LLC

Accurate Paper Holdings, LLC

Atlas Southeast Papers, Inc.

Resolute Tissue LLC

Bowater Newsprint South LLC

Resolute FP US Inc. (held 27.01% by BNS LLC and 72.99% by RFP Inc.)

Bowater Nuway Mid-States Inc.

Resolute FP Sub 1 Inc.

Lake Superior Forest Products Inc.

Calhoun Newsprint Company

Calhoun Note Holdings AT LLC

Calhoun Note Holdings TI LLC

Resolute Hagerstown LLC

Resolute Engineered Wood Sales LLC

Bowater South American Holdings Incorporated

Bowater Canadian Limited

AbitibiBowater Canada Inc.

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2025

Bowater Canadian Holdings Incorporated (held 24.1% by RFP US Inc., and 75.9% by RFP Inc.)

Resolute FP Canada Inc. (held 100% (non-voting shares) by Bowater Canadian Holdings Incorporated and 100% (voting shares) by AbitibiBowater Canada Inc.)

Resolute Engineered Wood Larouche Inc.

Resolute Engineered Wood St-Prime Limited Partnership (held 99.9999% by RFP Canada Inc. and 0.0001% by REWL Inc.)

9192-8515 Quebec Inc.

Forest Products Mauricie LP (held 99.99% by RFP Canada Inc. and 0.01% 9192-8515 Quebec Inc.)

9340939 Canada Inc.

SFK Pulp Finco Inc.

Fibrek General Partnership (held 99.99% by RFP Canada Inc. and 0.01% SFK Pulp Finco Inc.)

Fibrek International Inc.

15477468 Canada Inc.

Profor Renaissance LP (held 99.99% by RFP Canada Inc. and 0.01% 15477468 Canada Inc.)

Profor Renaissance, LLC

9546-6215 Quebec Inc.

95466215 General Partnership (held 99.9% by RFP Canada Inc. and 0.1% 9546-6215 Quebec Inc.)

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2025

AFFILIATED COMPANIES - (% held)

Celluforce Inc. (44%)

Northshore Forest Inc. (42%)

Vermilion Forest Management Co. (24.17 class A shares)

Prisma Renewable Composites, Inc. (19.8%)

3436900 Canada Inc. (45%)

Société en Commandite Scierie Opitciwan (45%)

Tradepak Internacional S.A. de C.V. (36.75%)

Boundary Waters Forest Management Corp (8.33%)

Performance BioFilaments Inc. (50%)

Produits Forestiers Canbo Inc. (20%)